Sub-Item 77Q1: Exhibits

(a) Amended Schedule A to Agreement and Declaration of Trust of FundVantage Trust (the "Trust) was previously filed with the Securities and Exchange Commission in the Trust's Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A filed on May 1, 2008.

(e) Investment Advisory Agreement between FundVantage Trust (the "Trust") and Piedmont Investment Advisors, LLC dated June 18, 2008 was previously filed with the Securities and Exchange Commission in Post-Effective Amendment No. 8 to the Trust's Registration Statement on Form N-1A on August 11, 2008.